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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our report dated July 2, 1998 for the year ended May 31, 1998 and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

Hartford, Connecticut

May 3, 1999